Exhibit (t)(6)

BROOKFIELD REAL ASSETS INCOME FUND INC.

POWER OF ATTORNEY

The undersigned director of Brookfield Real Assets Income Fund Inc., a Maryland corporation (the “Fund”), hereby constitutes and appoints Brian F. Hurley, Craig A. Ruckman and Casey P. Tushaus with full power to act without the other and with full power of substitution and re-substitution, as her true and lawful attorney-in-fact and agent to execute in her name, place and stead, and on her behalf, in the capacities indicated below, the Registration Statement on Form N-2, including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund, the registration or offering of the Fund’s shares of common stock; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, effective as of the 9th day of January, 2024.

/s/ Betty Whelchel
Betty Whelchel
Director